Exhibit 99.1

Marvell Technology Group Ltd. Reports First Quarter of Fiscal Year 2018
Financial Results

•	Q1 Revenue: $579 million

•	Q1 Gross Margin: 60.2% GAAP gross margin; 60.4% non-GAAP gross margin

•	Q1 Diluted earnings per share: $0.19 GAAP diluted earnings per share from continuing operations; $0.24 non-GAAP diluted earnings per share from continuing operations

•	Cash and short-term investments: $1.65 billion

Santa Clara, Calif. (May 25, 2017) - Marvell Technology Group Ltd. (NASDAQ: MRVL), a leader in storage, networking and connectivity semiconductor solutions, today reported financial results for the first fiscal quarter of fiscal year 2018. Revenue for the first quarter of fiscal 2018 was $579 million, which exceeded the midpoint of the Company’s guidance provided on March 2, 2017.
GAAP net income from continuing operations for the first quarter of fiscal 2018 was $97 million, or $0.19 per share. Non-GAAP net income from continuing operations for the first quarter of fiscal 2018 was $124 million, or $0.24 per diluted share. Cash flow from operations for the quarter was $135 million.
Subsequent to the close of Marvell’s first quarter of fiscal 2018, the Company sold its LTE thin-modem business to ASR Microelectronics for a purchase price of $45 million. ASR is a provider of cellular platform SoCs and software for the cellular end market. This product line was classified as part of the Company's other product category. In the second quarter of fiscal 2018, this product line will be reclassified and added to discontinued operations. The Company's revenue guidance provided for the fiscal second quarter of 2018 excludes revenue associated with this sale, which has been approximately $5 million per quarter.

“Marvell executed well in the first quarter of fiscal year 2018 as a renewed focus on its core businesses of storage, networking and connectivity were able to generate revenue growth of 12% year-over-year, driven by the long-term secular growth trends in the amount of data being created, stored and transmitted both wired and wirelessly,” said Marvell’s President and CEO, Matt Murphy. “We are pleased to see that this growth was accompanied by a significant expansion in gross and operating margin, demonstrating the strength in our business model and the value Marvell’s solutions are bringing to our customers.”

Second Quarter of Fiscal 2018 Financial Outlook

•	Revenue is expected to be $585 to $615 million. This range excludes approximately $5 million in revenue associated with sale of LTE thin-modem business.

•	GAAP and non-GAAP gross margins are expected to be approximately 61%.

•	GAAP operating expenses are expected to be $237 million to $247 million.

•	Non-GAAP operating expenses are expected to be $215 million to $220 million.

•	GAAP diluted EPS from continuing operations is expected to be in the range of $0.21 to $0.27.

•	Non-GAAP diluted EPS from continuing operations is expected to be in the range of $0.26 to $0.30.
Discontinued Operations
The Company’s financial results for prior periods presented herein have been recast to reflect certain businesses that were classified as discontinued operations during the fourth quarter of fiscal year 2017.

Conference Call
Marvell will conduct a conference call on Thursday, May 25, 2017 at 1:45 p.m. Pacific Time to discuss results for the first quarter of fiscal 2018. Interested parties may join the conference call by dialing 1-844-647-5488 or 1-615-247-0258, pass-code 17273674. The call will be webcast by Thomson Reuters and can be accessed at the Marvell Investor Relations website at http://investor.marvell.com/ with a replay available following the call until June 2, 2017.

Discussion of Non-GAAP Financial Measures
Non-GAAP financial measures exclude the effect of share-based compensation expense, amortization and write-off of acquired intangible assets, acquisition-related costs, restructuring and other related charges, litigation settlement, and certain expenses and benefits that are driven primarily by discrete events that management does not consider to be directly related to Marvell’s core operating performance.
In fiscal 2018, Marvell began using a non-GAAP tax rate to compute the non-GAAP tax provision. This non-GAAP tax rate is based on Marvell's estimated annual GAAP income tax forecast, adjusted to account for items excluded from GAAP income in calculating Marvell's non-GAAP income, as well as the effects of significant non-recurring and period specific tax items which vary in size and frequency. Marvell's non-GAAP tax rate is determined on an annual basis and may be adjusted during the year to take into account events that may materially affect the non-GAAP tax rate such as tax law changes; significant changes in Marvell's geographic mix of revenue and expenses; or changes to Marvell's corporate structure. For the first quarter of fiscal 2018, a non-GAAP tax rate of 4% has been applied to the non-GAAP financial results.
Non-GAAP diluted net income per share from continuing operations is calculated by dividing non-GAAP net income from continuing operations by non-GAAP weighted average shares outstanding (diluted). For purposes of calculating non-GAAP diluted net income per share, the GAAP weighted average shares outstanding (diluted) is adjusted to exclude the potential benefits of share-based compensation expected to be incurred in future periods but not yet recognized in the financial statements. The expected compensation costs are treated as additional proceeds assumed to be used to repurchase shares under the GAAP treasury stock method.
Marvell believes that the presentation of non-GAAP financial measures provide important supplemental information to management and investors regarding financial and business trends relating to Marvell’s financial condition and results of operations. While Marvell uses non-GAAP financial measures as a tool to enhance its understanding of certain aspects of its financial performance, Marvell does not consider these measures to be a substitute for, or superior to, financial measures calculated in accordance with GAAP. Consistent with this approach, Marvell believes that disclosing non-GAAP financial measures to the readers of its financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial measures, allows for greater transparency in the review of its financial and operational performance.
Externally, management believes that investors may find Marvell’s non-GAAP financial measures useful in their assessment of Marvell’s operating performance and the valuation of Marvell. Internally, Marvell’s non-GAAP financial measures are used in the following areas:

•	Management’s evaluation of Marvell’s operating performance;

•	Management’s establishment of internal operating budgets;

•	Management’s performance comparisons with internal forecasts and targeted business models; and

•	Management’s determination of the achievement and measurement of certain performance-based equity awards (adjustments may vary from award to award).

Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of Marvell’s business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of Marvell’s results as reported under GAAP. Marvell expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from Marvell’s non-GAAP net income should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

Forward-Looking Statements under the Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties, including: Marvell’s expectations regarding its second quarter of fiscal 2018 financial outlook; and Marvell’s use of non-GAAP financial measures as important supplemental information. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “seeks,” “estimates,” “can,” “may,” “will,” “would” and similar expressions identify such forward-looking statements. These statements are not guarantees of results and should not be considered as an indication of future activity or future performance. Actual events or results may differ materially from those described in this press release due to a number of risks and uncertainties, including, but not limited to: adverse impacts of litigation or regulatory activities; Marvell’s ability to implement its restructuring in a timely manner; the amount and timing of anticipated charges associated with the restructuring; Marvell’s ability to increase its operational efficiency and decrease its operating expenses to the anticipated level; Marvell’s reliance on a few customers for a significant portion of its revenue; severe financial hardship or bankruptcy of one or more of Marvell’s major customers; its ability to divest certain non-strategic businesses within the anticipated timeframes and with the anticipated cost savings; Marvell’s ability to compete in products and prices in an intensely competitive industry; Marvell’s reliance on the hard disk drive, networking and wireless markets, which are highly cyclical and intensely competitive; costs and liabilities relating to current and future litigation; Marvell’s ability to develop and introduce new and enhanced products in a timely and cost effective manner and the adoption of those products in the market; seasonality in sales of consumer devices in which Marvell’s products are incorporated; uncertainty in the worldwide economic conditions; risks associated with manufacturing and selling a majority of Marvell’s products and Marvell’s customers’ products outside of the United States; risks associated with acquisition and consolidation activity in the semiconductor industry; and other risks detailed in Marvell’s SEC filings from time to time. For other factors that could cause Marvell’s results to vary from expectations, please see the risk factors identified in Marvell’s Annual Report on Form 10-K for the fiscal year ended January 28, 2017 as filed with the SEC on March 28, 2017, and other factors detailed from time to time in Marvell’s filings with the SEC. Marvell undertakes no obligation to revise or update publicly any forward-looking statements.

About Marvell
Marvell first revolutionized the digital storage industry by moving information at speeds never thought possible. Today, that same breakthrough innovation remains at the heart of the Company’s storage, network infrastructure, and wireless connectivity solutions. With leading intellectual property and deep system-level knowledge, Marvell’s semiconductor solutions continue to transform the enterprise, cloud, automotive, industrial, and consumer markets. To learn more, visit: www.marvell.com.
Marvell® and the Marvell logo are registered trademarks of Marvell and/or its affiliates.

Marvell Technology Group Ltd.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	April 29, 2017	January 28, 2017	April 30, 2016
Net revenue	$579,180	$571,400	$519,383
Cost of goods sold	230,549	243,883	244,354
Gross profit	348,631	327,517	275,029

Operating expenses:
Research and development	193,027	181,557	226,541
Selling, general and administrative	55,211	59,233	64,163
Restructuring related charges	1,505	98,860	4,441
Total operating expenses	249,743	339,650	295,145
Operating income (loss)	98,888	(12,133)	(20,116)
Interest and other income, net	3,333	3,780	1,488
Income (loss) from continuing operations before income taxes	102,221	(8,353)	(18,628)
Provision (benefit) for income taxes	5,251	68,524	(5,357)
Income (loss) from continuing operations	96,970	$(76,877)	(13,271)
Income (loss) from discontinued operations, net of tax	9,651	(3,214)	(9,408)
Net income (loss)	$106,621	$(80,091)	$(22,679)

Net income (loss) per share — Basic:
Continuing operations	$0.19	$(0.15)	$(0.03)
Discontinued operations	$0.02	$(0.01)	$(0.02)
Net income (loss) per share - basic	$0.21	$(0.16)	$(0.04)

Net income (loss) per share — Diluted:
Continuing operations	$0.19	$(0.15)	$(0.03)
Discontinued operations	$0.02	$(0.01)	$(0.02)
Net income (loss) per share - diluted	$0.21	$(0.16)	$(0.04)

Weighted average shares:
Basic	503,790	507,834	508,794
Diluted	517,592	507,834	508,794

Marvell Technology Group Ltd.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	April 29, 2017	January 28, 2017
Assets
Current assets:
Cash and cash equivalents	$725,962	$814,092
Short-term investments	923,449	854,268
Accounts receivable, net	357,147	335,384
Inventories	178,145	171,969
Prepaid expenses and other current assets	44,577	58,771
Assets held for sale	39,708	45,846
Total current assets	2,268,988	2,280,330
Property and equipment, net	239,358	243,397
Goodwill and acquired intangible assets, net	2,005,912	2,006,984
Other non-current assets	121,979	117,939
Total assets	$4,636,237	$4,648,650

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$179,017	$143,484
Accrued liabilities	154,315	143,491
Accrued employee compensation	132,118	139,647
Deferred income	74,064	68,124
Liabilities held for sale	746	1,670
Total current liabilities	540,260	496,416
Non-current income taxes payable	62,720	60,646
Other non-current liabilities	71,411	63,937
Total liabilities	674,391	620,999

Shareholders’ equity:
Common stock	1,001	1,012
Additional paid-in capital	2,876,507	3,016,775
Accumulated other comprehensive income (loss)	(164)	23
Retained earnings	1,084,502	1,009,841
Total shareholders’ equity	3,961,846	4,027,651
Total liabilities and shareholders’ equity	$4,636,237	$4,648,650

Marvell Technology Group Ltd.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Three Months Ended
	April 29, 2017	April 30, 2016
Cash flows from operating activities:
Net income (loss)	$106,621	$(22,679)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	20,742	27,114
Share-based compensation	24,017	24,453
Amortization and write-off of acquired intangible assets	1,071	2,946
Restructuring related charges	(516)	896
Deferred income taxes and other	(11,109)	(1,115)
Gain on sale of a business	(8,155)	—
Changes in assets and liabilities:
Accounts receivable	(21,763)	42,642
Inventories	(11,542)	13,598
Prepaid expenses and other assets	6,422	(13,217)
Accounts payable	31,423	19,922
Accrued liabilities and other non-current liabilities	448	(22,502)
Carnegie Mellon University accrued litigation settlement (a)	—	(736,000)
Accrued employee compensation	(7,529)	7,152
Deferred income	5,016	(1,234)
Net cash provided by (used in) operating activities	135,146	(658,024)
Cash flows from investing activities:
Purchases of available-for-sale securities	(198,416)	(93,365)
Sales of available-for-sale securities	78,764	272,271
Maturities of available-for-sale securities	82,235	97,788
Purchase of time deposits	(75,000)	(50,000)
Maturities of time deposits	75,000	—
Purchases of technology licenses	(1,093)	(4,050)
Purchases of property and equipment	(10,026)	(11,868)
Net proceeds from sale of a business	22,954	—
Other	7,275	—
Net cash provided by (used in) investing activities	(18,307)	210,776
Cash flows from financing activities:
Repurchases of common stock	(166,293)	—
Proceeds from employee stock plans	19,939	315
Minimum tax withholding paid on behalf of employees for net share settlement	(21,809)	(15,270)
Dividend payments to shareholders	(29,991)	(30,461)
Payments on technology license obligations	(6,815)	(5,294)
Net cash used in financing activities	(204,969)	(50,710)
Net decrease in cash and cash equivalents	(88,130)	(497,958)
Cash and cash equivalents at beginning of period	814,092	1,278,180
Cash and cash equivalents at end of period	$725,962	$780,222

(a)	The Company paid $750.0 million to Carnegie Mellon University in connection with a litigation settlement agreement reached in February 2016.

Marvell Technology Group Ltd.
Reconciliations from GAAP to Non-GAAP
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	April 29, 2017	January 28, 2017	April 30, 2016
GAAP gross profit:	$348,631	$327,517	$275,029
Special items:
Share-based compensation	1,426	1,641	1,784
Non-GAAP gross profit	$350,057	$329,158	$276,813

GAAP gross margin	60.2%	57.3%	53.0%
Non-GAAP gross margin	60.4%	57.6%	53.3%

Total GAAP operating expenses	$249,743	$339,650	$295,145
Special items:
Share-based compensation	(20,941)	(20,764)	(20,396)
Restructuring related charges (a)	(1,505)	(98,860)	(4,441)
Amortization of and write-off acquired intangible assets	(1,071)	(1,480)	(2,298)
Other operating expenses (b)	(2,304)	(315)	(1,242)
Total special items	(25,821)	(121,419)	(28,377)
Total non-GAAP operating expenses	$223,922	$218,231	$266,768

GAAP operating margin	17.1%	(2.1)%	(3.9)%
Share-based compensation	3.9%	3.9%	4.3%
Restructuring related charges (a)	0.3%	17.3%	0.9%
Amortization of and write-off acquired intangible assets	0.2%	0.3%	0.4%
Other operating expenses (b)	0.3%	—%	0.2%
Non-GAAP operating margin	21.8%	19.4%	1.9%

GAAP net income (loss)	$106,621	$(80,091)	$(22,679)
Loss (income) from discontinued operations, net of tax	(9,651)	3,214	9,408
GAAP net income (loss) from continuing operations	96,970	(76,877)	(13,271)
Special items:
Share-based compensation	22,367	22,405	22,180
Restructuring related charges (a)	1,505	98,860	4,441
Amortization of and write-off acquired intangible assets	1,071	1,480	2,298
Other operating expenses (b)	2,304	315	1,242
Pre-tax total special items	27,247	123,060	30,161
Non-GAAP income before income taxes	124,217	46,183	16,890

Other income tax effects and adjustments (c)	72	67,989	(1,071)
Non-GAAP net income from continuing operations	$124,289	$114,172	$15,819

Weighted average shares — basic	503,790	507,834	508,794
Weighted average shares — diluted	517,592	507,834	508,794
Non-GAAP weighted average shares — diluted (d)	523,154	528,141	522,363

GAAP diluted net income (loss) per share from continuing operations	$0.19	$(0.15)	$(0.03)
Non-GAAP diluted net income per share from continuing operations	$0.24	$0.22	$0.03

(a)
Restructuring related charges include costs that qualify under U.S. GAAP as restructuring costs and other incremental charges that are a direct result of restructuring. Examples of other incremental charges include impairment of equipment specifically identified as part of the restructuring action.

(b)
Other operating expenses in the three months ended April 29, 2017 include costs of retention bonuses offered to employees who remained through the ramp down of certain operations due to the restructuring action announced in November 2016.

(c)
Other income tax effects and adjustments in the three months ended April 29, 2017 includes adjustment to the tax provision based on a non-GAAP tax rate of 4%. Other income tax effects and adjustments in the three months ended January 28, 2017 included $68.0 million of tax expense related to restructuring actions.

(d)
Non-GAAP diluted share count excludes the impact of share-based compensation expense expected to be incurred in future periods and not yet recognized in the Company's financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method.

Quarterly Revenue Trend

Total Revenue (In thousands)				% Change
	Three Months Ended
	April 29, 2017	January 28, 2017	April 30, 2016	YoY	QoQ
Storage (1)	$303,808	$310,771	$242,638	25%	(2)%
Networking (2)	144,815	148,090	138,343	5%	(2)%
Connectivity (3)	76,091	65,638	73,549	3%	16%
Total Core	524,714	524,499	454,530	15%	—%
Other (4)	54,466	46,901	64,853	(16)%	16%
Total Revenue (5)	$579,180	$571,400	$519,383	12%	1%

	Three Months Ended
% of Total	April 29, 2017	January 28, 2017	April 30, 2016
Storage (1)	52%	54%	47%
Networking (2)	25%	26%	27%
Connectivity (3)	13%	12%	14%
Total Core	90%	92%	88%
Other (4)	10%	8%	12%
Total Revenue	100%	100%	100%

(1) Storage products are comprised primarily of HDD, SSD Controllers and Enterprise Storage Solutions.
(2) Networking products are comprised primarily of Ethernet Switches, Ethernet Transceivers, Embedded ARM Processors and Automotive Ethernet, as well as a few legacy product lines in which we no longer invest, but will generate a long tail of revenue for several years.

(3) Wireless Connectivity products are comprised primarily of WiFi solutions including WiFi only, WiFi/Bluetooth combos and WiFi Microcontroller combos.
(4) Other products are comprised primarily of Printer Solutions, Application Processors, Communication Processors, and others.
(5) Excludes the revenue of certain non-strategic businesses that were classified as discontinued operations.

For further information, contact:
T. Peter Andrew
Vice President, Investor Relations
408-222-0777
ir@marvell.com